EXHIBIT 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

CONTACT:
Investor Relations Carlotta.Chan@pseg.com 973-430-6565	Media Relations Marijke.Shugrue@pseg.com 908-531-4253

PSEG ANNOUNCES 2021 THIRD QUARTER RESULTS

$3.10 PER SHARE NET LOSS FROM PSEG POWER FOSSIL SALE CHARGES

$0.98 PER SHARE NON-GAAP OPERATING EARNINGS

Raises Full Year 2021 Non-GAAP Operating Earnings Guidance to $3.55 – $3.70 Per Share

FERC Approves Transmission Rate Settlement, Fossil Sale Progressing

(November 2, 2021 – Newark, NJ) Public Service Enterprise Group (NYSE: PEG) reported a Net Loss for the third quarter of 2021 of $1,564 million, or $3.10 per share, compared to Net Income of $575 million, or $1.14 per share, in the third quarter of 2020. Non-GAAP Operating Earnings for the third quarter of 2021 were $495 million, or $0.98 per share, compared to non-GAAP Operating Earnings for the third quarter of 2020 of $488 million, or $0.96 per share. Non-GAAP results for the third quarter exclude items shown in Attachments 8 and 9. As previously noted, in connection with the Fossil sale announced in August 2021, PSEG Power recorded a pre-tax impairment loss of approximately $2,175 million in the third quarter, which includes $13 million of employee costs, environmental accruals and other items related to the Fossil sale.

Ralph Izzo, Chairman, President and Chief Executive Officer commented, “We delivered another solid operating quarter and continue on schedule to close on the sale of our Fossil units by year-end 2021 or early 2022, advancing our progress to becoming a predominantly regulated electric and gas utility complemented by contracted, zero-carbon energy and infrastructure investments. PSEG also took significant steps in the quarter to advance our climate leadership by accelerating our Net-Zero vision to 2030, and signing onto the Race to Zero campaign to establish science-based targets in alignment with the 1.5°C scenario across all three emission scopes. While our GAAP results for the third quarter reflect the results of our Fossil sale, our non-GAAP Operating Earnings of $0.98 per share are in line with PSEG’s updated full-year 2021 results, and were also influenced by the Fossil sale.”

The following table provides a reconciliation of PSEG’s Net Income/(Loss) to non-GAAP Operating Earnings for the third quarter. See Attachments 8 and 9 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED RESULTS (unaudited)

Third Quarter Comparative Results

2021 and 2020

	Net Income/(Loss)		Diluted Earnings/(Loss)
	($ millions)		Per Share
	2021	2020	2021		2020
Net Income/(Loss)	$(1,564)	$575	$(3.10)		$1.14
Reconciling Items	2,059	(87)	4.08		(0.18)

Non-GAAP Operating Earnings	$495	$488	$0.98		$0.96

	Avg. Shares		504M	*	507M

*

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the quarter ended September 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.

Ralph Izzo added, “We are raising our full-year 2021 non-GAAP Operating Earnings guidance to a range of $3.55 to $3.70 per share (from $3.50 to $3.65 per share) based on solid results through the first nine months of the year. Our results for the third quarter and nine months ended September 30 incorporate the planned August 1 implementation of PSE&G’s transmission rate settlement announced in July, and reflect PSEG Power’s cessation of depreciation expense on the Fossil assets upon their move to held for sale treatment in August. The utility’s planned $2.7 billion capital spending program for 2021 continues on schedule as part of PSEG’s five-year, $15-$17 billion capital plan – recently raised by $1 billion – which we still intend to execute without the need to issue new equity. As we continue to execute our strategy consistent with the significant financial announcements made at our September 2021 PSEG Investor Conference, we remain focused on providing our shareholders with the premier opportunity to pursue sustainable growth in earnings and dividends with an industry leading ESG platform.”

The following table outlines PSEG’s expectations for non-GAAP Operating Earnings by subsidiary:

2021 Non-GAAP Operating Earnings Guidance

($ millions, except EPS)

	Updated 2021E	Prior 2021E
PSE&G	$1,430 - $1,480	$1,420 - $1,470
PSEG Power	$365 - $440	$350 - $425
PSEG Enterprise/Other	$(20)	($20)

Non-GAAP Operating Earnings	$1,800 - $1,875	$1,775 - $1,850

Non-GAAP Operating EPS	$3.55 - $3.70	$3.50 - $3.65

E = Estimate

Results and Outlook by Operating Subsidiary

PSE&G

Third Quarter 2021 and 2020 Comparative Results

($ millions, except EPS)

PSE&G	3Q 2021	3Q 2020	Q/Q Change
Net Income	$389	$313	$76
Earnings Per Share	$0.77	$0.61	$0.16

PSE&G’s third quarter results rose by $0.16 per share over third quarter 2020, and reflect revenue growth from ongoing capital investment programs as well as several one-time items. Growth in transmission rate base added $0.01 per share to third quarter Net Income after incorporating the August 1 implementation of PSE&G’s Transmission rate settlement lowering its return on equity for its formula rate. Electric margin added $0.02 per share to Net Income compared to the year-ago quarter – as the Conservation Incentive Program combined with Energy Strong II roll-ins more than offset a reduction in weather-normalized volumes. Gas results were $0.04 favorable compared to the year-ago quarter, reflecting the absence of the weather normalization clause reversal in the third quarter of 2020. Operation and maintenance expense was $0.01 per share favorable compared to the year-ago quarter. Non-operating pension expense was $0.02 per share favorable compared with the third quarter 2020. Tax expense was $0.06 favorable compared to third quarter 2020, driven by the timing of taxes to reflect PSE&G’s lower estimated annual effective tax rate due to higher tax flow backs in 2021. This impact is expected to reverse in the fourth quarter of 2021, when PSE&G finalizes its actual tax rate for the year.

Weather during the third quarter, as measured by the Temperature Humidity Index, was 4% warmer than the year-ago period, and 22% warmer than normal, contributing to a third quarter and year to date total number of hours at 90°F or greater that was 19% and 64% above normal, respectively. Compared to the third quarter of 2020, the continued reopening of the New Jersey economy is unwinding some of the shift in sales, as residential electric sales, adjusted for weather, declined as more people returned to work, school and other activities outside the home, partly offset by higher commercial and industrial sales. On a trailing 12-month basis, weather normalized electric sales were flat and gas sales were up by nearly 2%. Growth in the number of both electric and gas customers rose by approximately 1.5% each versus the third quarter of 2020.

The Conservation Incentive Program, which is now in effect for both electric (as of June 1) and gas sales (as of October 1), removes the variations of weather, economic activity, efficiency and customer usage from our financial results, resetting margins to a baseline level per customer. This new mechanism reduces earnings volatility, supports PSE&G’s ability to promote maximum customer participation in energy efficiency programs without the loss of margin from lower sales, and retains earnings upside potential for customer growth.

PSE&G’s capital program remains on schedule. PSE&G invested approximately $670 million in the third quarter and $1.95 billion for the nine months through September. This capital is part of

2021’s $2.7 billion electric and gas infrastructure program to upgrade transmission and distribution facilities, and enhance reliability and increase resiliency.

During the fourth quarter of 2021, PSE&G intends to submit an Infrastructure Advancement Program filing with the New Jersey Board of Public Utilities. This jobs and economic stimulus focused infrastructure proposal, if approved as filed, would direct approximately $848 million of investment over a four-year period to improve the reliability of the “last mile” of our electric distribution system; address aging substations and gas metering and regulating stations; and invest in electric vehicle charging infrastructure at our facilities to support the planned electrification of the PSE&G fleet.

PSE&G has raised the forecast of Net Income for 2021 to $1,430 million - $1,480 million, from $1,420 million - $1,470 million prior.

PSEG Power

Third Quarter 2021 and 2020 Comparative Results

($ millions, except EPS)

PSEG Power	3Q 2021	3Q 2020	Q/Q Change
Net Income (Loss)	$(1,933)	$254	$(2,187)
Earnings (Loss) Per Share (EPS)	$(3.84)	$0.51	$(4.35)
Non-GAAP Operating Earnings	$119	$167	$(48)
Non-GAAP EPS	$0.23	$0.33	$(0.10)
Non-GAAP Adjusted EBITDA	$237	$349	$(112)

PSEG Power reported a Net Loss of $1,933 million ($3.84 per share) for the third quarter of 2021, non-GAAP Operating Earnings of $119 million ($0.23 per share), and non-GAAP Adjusted EBITDA of $237 million. This compares to third quarter 2020 Net Income of $254 million ($0.51 per share), non-GAAP Operating Earnings of $167 million ($0.33 per share), and non-GAAP Adjusted EBITDA of $349 million.

PSEG Power’s third quarter non-GAAP Operating Earnings were $0.10 per share lower than third quarter 2020 results. Re-contracting and power market impacts reduced results by $0.11 per share, as the seasonal shape of hedging activity and higher cost to serve load versus the year-ago quarter lowered gross margin. The sale of the Solar Source portfolio earlier in the year also lowered gross margin results by $0.02 compared to the year-ago quarter. The retirement of Bridgeport Harbor 3 on May 31, 2021, Power’s last coal unit, lowered New England capacity revenue by $0.01 per share versus third quarter 2020. Gas operations were lower by $0.02 per share, reflecting the absence of a pipeline refund received in last year’s third quarter. O&M expense lowered results by $0.01 per share compared to the year-ago quarter, as higher nuclear costs were partly offset by lower solar expenses. Lower depreciation expense associated with Fossil assets moving to held for sale accounting status, the sale of the Solar Source portfolio and the early retirement of Bridgeport Harbor 3, combined with lower interest expense to add $0.08 per share versus the year-ago quarter. Lastly, taxes and other items were $0.01 per share unfavorable compared with the third quarter of 2020.

Total generation output of 14.9 TWh matched the output of third quarter 2020. PSEG Power’s CCGT fleet produced 6.8 TWh of output in response to higher market prices. The nuclear fleet operated at an average capacity factor of 94.8% for the quarter, producing 8.1 TWh, which represented 54% of total generation. For the balance of 2021, PSEG Power is forecasting total baseload and combined cycle generation of 12 to 14 TWh, hedged 85% - 90% at an average price of $32 per MWh.

Expected gross margin of over $1 billion for 2022, excluding Fossil results, is over 90% hedged via forward energy sales, approximately $156 million of capacity revenues, and Zero Emission Certificates. For 2022, 2023 and 2024, nuclear output is forecast to be 31, 31, and 30 TWh, respectively. Our ratable hedging approach, executed over a rolling three-year basis, helps to stabilize gross margin from market volatility. Consistent with that methodology, our projected baseload output is currently over 90%, 75-80%, and 35-40% hedged at prices averaging $29, $28, and $29 per MWh for the years 2022, 2023, and 2024, respectively, which is in line with the historical forward prices for those corresponding years.

PSEG Power has raised the forecast for its non-GAAP Operating Earnings for 2021 to $365 million - $440 million, from $350 million - $425 million prior. Our estimate of non-GAAP Adjusted EBITDA has also been raised to $870 million - $970 million, from $850 million - $950 million prior.

PSEG Enterprise/Other

PSEG Enterprise/Other reported a Net Loss of $20 million, or $(0.03) per share, for the third quarter compared to Net Income of $8 million, or $0.02 per share, for the third quarter of 2020. Non-GAAP Operating Loss for the third quarter was $13 million or $(0.02) per share, compared to non-GAAP Operating Earnings of $8 million, or $0.02 per share, for the third quarter of 2020. Results this quarter reflect higher tax and O&M expenses at the parent versus the year-ago period.

For 2021, the forecast for PSEG Enterprise/Other is unchanged at a non-GAAP Operating Loss of $20 million.

###

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 13 consecutive years (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items.

Management believes the presentation of non-GAAP Adjusted EBITDA for PSEG Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachments 8 and 9 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,”

“believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward- looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects;

•	lack of growth or slower growth in the number of customers or the failure of our Conservation Incentive Program to fully address a decline in customer demand;

•

any equipment failures, accidents, severe weather events, acts of war or terrorism or other incidents, including pandemics such as the ongoing coronavirus pandemic, that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	any inability to maintain sufficient liquidity;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology or other systems;

•	the impact of the ongoing coronavirus pandemic;

•	the impact of our covenants in our debt instruments on our operations;

•	adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	risks associated with the timeline and ultimate completion of the sale of our fossil generating fleet;

•

the failure to complete, or delays in completing, our proposed investment in the Ocean Wind offshore wind project, or following the completion of our initial investment in the project, the failure to realize the anticipated strategic and financial benefits of the project;

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	disruptions or cost increase in our supply chain, including labor shortages;

•	market risks impacting the operation of our generating stations;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to our sale of generation output and purchase of fuel;

•	any inability of PSEG Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities to maintain adequate transmission capacity for our power generation fleet;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•

the absence of a long-term legislative or other solution for our New Jersey nuclear plants that sufficiently values them for their carbon-free, fuel diversity and resilience attributes, or the impact of the current or subsequent payments for such attributes being materially adversely modified through legal proceedings;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental regulations and enforcement;

•	changes in tax laws and regulations, and;

•	delays in receipt of, or an inability to receive, necessary licenses and permits.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward- looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com.

Exhibit 99

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended September 30, 2021
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$1,903	$32	$1,820	$51
OPERATING EXPENSES
Energy Costs	860	(128)	698	290
Operation and Maintenance	807	155	422	230
Depreciation and Amortization	283	7	226	50
(Gains) Losses on Asset Dispositions and Impairments	2,158	—	(4)	2,162

Total Operating Expenses	4,108	34	1,342	2,732
OPERATING INCOME (LOSS)	(2,205)	(2)	478	(2,681)
Income from Equity Method Investments	3	—	—	3
Net Gains (Losses) on Trust Investments	(17)	—	—	(17)
Other Income (Deductions)	35	(1)	20	16
Net Non-Operating Pension and OPEB Credits (Costs)	82	3	67	12
Interest Expense	(144)	(23)	(102)	(19)

INCOME (LOSS) BEFORE INCOME TAXES	(2,246)	(23)	463	(2,686)
Income Tax Benefit (Expense)	682	3	(74)	753

NET INCOME (LOSS)	$(1,564)	$(20)	$389	$(1,933)

Reconciling Items Excluded from Net Income (Loss)(b)	2,059	7	—	2,052

OPERATING EARNINGS (non-GAAP)	$495	$(13)	$389	$119

Earnings Per Share
NET INCOME (LOSS)	$(3.10)	$(0.03)	$0.77	$(3.84)

Reconciling Items Excluded from Net Income (Loss)(b)	4.08	0.01	—	4.07

OPERATING EARNINGS (non-GAAP)	$0.98	$(0.02)	$0.77	$0.23

	Three Months Ended September 30, 2020
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,370	$(36)	$1,660	$746
OPERATING EXPENSES
Energy Costs	775	(178)	663	290
Operation and Maintenance	767	145	409	213
Depreciation and Amortization	317	8	218	91
(Gains) Losses on Asset Dispositions and Impairments	(122)	—	—	(122)

Total Operating Expenses	1,737	(25)	1,290	472
OPERATING INCOME	633	(11)	370	274
Income from Equity Method Investments	4	—	—	4
Net Gains (Losses) on Trust Investments	107	3	1	103
Other Income (Deductions)	39	—	28	11
Net Non-Operating Pension and OPEB Credits (Costs)	62	3	51	8
Interest Expense	(149)	(24)	(97)	(28)

INCOME (LOSS) BEFORE INCOME TAXES	696	(29)	353	372
Income Tax Benefit (Expense)	(121)	37	(40)	(118)

NET INCOME	$575	$8	$313	$254

Reconciling Items Excluded from Net Income(b)	(87)	—	—	(87)

OPERATING EARNINGS (non-GAAP)	$488	$8	$313	$167

Earnings Per Share
NET INCOME	$1.14	$0.02	$0.61	$0.51

Reconciling Items Excluded from Net Income(b)	(0.18)	—	—	(0.18)

OPERATING EARNINGS (non-GAAP)	$0.96	$0.02	$0.61	$0.33

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Nine Months Ended September 30, 2021
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$6,666	$(339)	$5,407	$1,598
OPERATING EXPENSES
Energy Costs	2,495	(804)	2,056	1,243
Operation and Maintenance	2,368	418	1,239	711
Depreciation and Amortization	946	23	698	225
(Gains) Losses on Asset Dispositions and Impairments	2,615	—	(4)	2,619

Total Operating Expenses	8,424	(363)	3,989	4,798
OPERATING INCOME (LOSS)	(1,758)	24	1,418	(3,200)
Income from Equity Method Investments	12	—	—	12
Net Gains (Losses) on Trust Investments	124	3	1	120
Other Income (Deductions)	93	1	72	20
Non-Operating Pension and OPEB Credits (Costs)	246	12	199	35
Interest Expense	(437)	(66)	(301)	(70)

INCOME (LOSS) BEFORE INCOME TAXES	(1,720)	(26)	1,389	(3,083)
Income Tax Benefit (Expense)	627	13	(214)	828

NET INCOME (LOSS)	$(1,093)	$(13)	$1,175	$(2,255)

Reconciling Items Excluded from Net Income (Loss)(b)	2,594	7	—	2,587

OPERATING EARNINGS (non-GAAP)	$1,501	$(6)	$1,175	$332

Earnings Per Share
NET INCOME (LOSS)	$(2.17)	$(0.02)	$2.33	$(4.48)

Reconciling Items Excluded from Net Income (Loss) (b)	5.15	0.01	—	5.14
Share Differential (b)	(0.02)	—	(0.01)	(0.01)

OPERATING EARNINGS (non-GAAP)	$2.96	$(0.01)	$2.32	$0.65

	Nine Months Ended September 30, 2020
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$7,201	$(447)	$4,999	$2,649
OPERATING EXPENSES
Energy Costs	2,276	(894)	1,881	1,289
Operation and Maintenance	2,254	400	1,175	679
Depreciation and Amortization	956	23	657	276
(Gains) Losses on Asset Dispositions and Impairments	(122)	—	—	(122)

Total Operating Expenses	5,364	(471)	3,713	2,122
OPERATING INCOME	1,837	24	1,286	527
Income from Equity Method Investments	10	—	—	10
Net Gains (Losses) on Trust Investments	87	6	2	79
Other Income (Deductions)	81	—	81	—
Non-Operating Pension and OPEB Credits (Costs)	186	7	154	25
Interest Expense	(453)	(70)	(291)	(92)

INCOME (LOSS) BEFORE INCOME TAXES	1,748	(33)	1,232	549
Income Tax Benefit (Expense)	(274)	34	(196)	(112)

NET INCOME	$1,474	$1	$1,036	$437

Reconciling Items Excluded from Net Income(b)	(62)	—	—	(62)

OPERATING EARNINGS (non-GAAP)	$1,412	$1	$1,036	$375

Earnings Per Share
NET INCOME	$2.91	$—	$2.04	$0.87

Reconciling Items Excluded from Net Income(b)	(0.13)	—	—	(0.13)

OPERATING EARNINGS (non-GAAP)	$2.78	$—	$2.04	$0.74

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)

See Attachments 8 and 9 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP) and the impact of using different share amounts (Share Differential) for calculating earnings per share for PSEG’s consolidated GAAP Net Loss versus consolidated Operating Earnings (non-GAAP).

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	September 30,	December 31,
	2021	2020
DEBT
Commercial Paper and Loans	$3,705	$1,063
Long-Term Debt*	16,075	16,180

Total Debt	19,780	17,243
STOCKHOLDERS’ EQUITY
Common Stock	5,039	5,031
Treasury Stock	(898)	(861)
Retained Earnings	10,452	12,318
Accumulated Other Comprehensive Loss	(524)	(504)

Total Stockholders’ Equity	14,069	15,984

Total Capitalization	$33,849	$33,227

*	Includes current portion of Long-Term Debt

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(1,093)	$1,474
Adjustments to Reconcile Net Income (Loss) to Net Cash Flows From Operating Activities	2,271	1,043

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,178	2,517

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,583)	(1,855)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,693	161

Net Change in Cash, Cash Equivalents and Restricted Cash	1,288	823
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	572	176

Cash, Cash Equivalents and Restricted Cash at End of Period	$1,860	$999

Attachment 5

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

September 30, 2021

Electric Sales

Sales (millions kWh)	Three Months Ended	Change vs. 2020	Nine Months Ended	Change vs. 2020
Residential	4,681	(7%)	11,156	0%
Commercial & Industrial	7,188	1%	19,605	3%
Other	73	(1%)	244	(2%)

Total	11,942	(2%)	31,005	2%

Gas Sold and Transported
Sales (millions therms)	Three Months Ended	Change vs. 2020	Nine Months Ended	Change vs. 2020
Firm Sales
Residential Sales	91	(4%)	1,033	6%
Commercial & Industrial	97	8%	726	8%

Total Firm Sales	188	2%	1,759	7%

Non-Firm Sales*
Commercial & Industrial	317	(1%)	680	(1%)

Total Non-Firm Sales	317		680

Total Sales	505	0%	2,439	5%

*	Contract Service Gas rate included in non-firm sales

Weather Data*
	Three Months Ended	Change vs. 2020	Nine Months Ended	Change vs. 2020
THI Hours - Actual	14,880	4%	20,449	11%
THI Hours - Normal	12,225		16,372
Degree Days - Actual	2	(95%)	2,891	5%
Degree Days - Normal	24		3,053

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. Summer weather is measured by the temperature-humidity index (THI), which takes into account both the temperature and the humidity to measure the need for air conditioning. Both measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 6

PSEG POWER LLC

Generation Measures(1)

(Unaudited)

	GWhr Breakdown Three Months Ended September 30,		GWhr Breakdown Nine Months Ended September 30,
	2021	2020	2021	2020
Nuclear - NJ	5,332	5,487	15,079	15,491
Nuclear - PA	2,770	2,700	8,517	8,512

Total Nuclear	8,102	8,187	23,596	24,003
Fossil - Natural Gas - NJ	2,988	3,008	6,616	6,678
Fossil - Natural Gas - NY	1,493	1,478	3,874	3,636
Fossil - Natural Gas - MD	1,292	1,276	3,656	3,732
Fossil - Natural Gas - CT	993	956	2,774	2,786

Total Natural Gas(2)	6,766	6,718	16,920	16,832
Fossil - Coal	(1)	(2)	244	(16)

	14,867	14,903	40,760	40,819

	% Generation by Fuel Type Three Months Ended September 30,		% Generation by Fuel Type Nine Months Ended September 30,
	2021	2020	2021	2020
Nuclear - NJ	36%	37%	37%	38%
Nuclear - PA	18%	18%	21%	21%

Total Nuclear	54%	55%	58%	59%
Fossil - Natural Gas - NJ	20%	20%	16%	16%
Fossil - Natural Gas - NY	10%	10%	10%	9%
Fossil - Natural Gas - MD	9%	9%	9%	9%
Fossil - Natural Gas - CT	7%	6%	7%	7%

Total Natural Gas(2)	46%	45%	42%	41%
Fossil - Coal	0%	0%	0%	0%

	100%	100%	100%	100%

(1)	Indicates Period Net Generation, negative value reflects more GWh required to operate plants than were generated. Excludes Solar and Kalaeloa.
(2)	Includes several units that are dual fuel for oil.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Weighted Average Common Shares Outstanding (millions)*
Basic	504	504	504	504
Diluted	504	507	504	507
Stock Price at End of Period			$60.90	$54.91
Dividends Paid per Share of Common Stock	$0.51	$0.49	$1.53	$1.47
Dividend Yield			3.3%	3.6%
Book Value per Common Share			$27.94	$31.43
Market Price as a Percent of Book Value			218%	175%

*

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months and nine months ended September 30, 2021 as their impact was antidilutive to GAAP results.

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	($ millions, Unaudited)
Net Income (Loss)	$(1,564)	$575	$(1,093)	$1,474
(Gain) Loss on Nuclear Decommissioning Trust (NDT)
Fund Related Activity, pre-tax (PSEG Power)	17	(100)	(116)	(73)
(Gain) Loss on Mark-to-Market (MTM), pre-tax (a) (PSEG Power)	666	82	998	82
Plant Retirements, Dispositions and Impairments, pre-tax (PSEG Power)	2,175	(122)	2,632	(122)
Oil Lower of Cost or Market (LOCOM) adjustment, pre-tax (PSEG Power)	—	—	—	11
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	10	—	10	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(809)	53	(930)	40

Operating Earnings (non-GAAP)	$495	$488	$1,501	$1,412

PSEG Fully Diluted Average Shares Outstanding (in millions)(c)	504	507	504	507

	($ Per Share Impact—Diluted, Unaudited)

Net Income (Loss)	$(3.10)	$1.14	$(2.17)	$2.91
(Gain) Loss on NDT Fund Related Activity, pre-tax (PSEG Power)	0.03	(0.20)	(0.23)	(0.15)
(Gain) Loss on MTM, pre-tax (a) (PSEG Power)	1.32	0.16	1.98	0.16
Plant Retirements, Dispositions and Impairments, pre-tax (PSEG Power)	4.31	(0.24)	5.22	(0.24)
Oil LOCOM adjustment, pre-tax (PSEG Power)	—	—	—	0.02
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	0.02	—	0.02	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(1.60)	0.10	(1.84)	0.08
Share Differential(c)	—	—	(0.02)	—

Operating Earnings (non-GAAP)	$0.98	$0.96	$2.96	$2.78

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional investment tax credit (ITC) recapture related to the sale of PSEG Solar Source, and leveraged lease related activity, which is calculated at a combined leveraged lease effective tax rate.

(c)

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months and nine months ended September 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item, “Share Differential,” has been added to the year to date results to reconcile the two EPS calculations.

Attachment 9

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	($ millions, Unaudited)
Net Income (Loss)	$(1,933)	$254	$(2,255)	$437
(Gain) Loss on NDT Fund Related Activity, pre-tax	17	(100)	(116)	(73)
(Gain) Loss on MTM, pre-tax (a)	666	82	998	82
Plant Retirements, Dispositions and Impairments, pre-tax	2,175	(122)	2,632	(122)
Oil LOCOM adjustment, pre-tax	—	—	—	11
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(806)	53	(927)	40

Operating Earnings (non-GAAP)	$119	$167	$332	$375
Depreciation and Amortization, pre-tax (c)	47	89	218	271
Interest Expense, pre-tax (c) (d)	18	28	68	90
Income Taxes (c)	53	65	99	72

Adjusted EBITDA (non-GAAP)	$237	$349	$717	$808

PSEG Fully Diluted Average Shares Outstanding (in millions)(e)	504	507	504	507

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds and the additional investment tax credit (ITC) recapture related to the sale of PSEG Solar Source.

(c)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(d)	Net of capitalized interest.
(e)

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months and nine months ended September 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.

PSEG Enterprise/Other

Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	($ millions, Unaudited)
Net Income (Loss)	$(20)	$8	$(13)	$1
Lease Related Activity, pre-tax	10	—	10	—
Income Taxes related to Lease Related Activity(a)	(3)	—	(3)	—

Operating Earnings (non-GAAP)	$(13)	$8	$(6)	$1

PSEG Fully Diluted Average Shares Outstanding (in millions)(b)	504	507	504	507

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.
(b)

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months and nine months ended September 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.